EXHIBIT 23.02
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FormFactor, Inc.:

We consent to the incorporation by reference in the registration statements on Form S-3 (No. 333-198760) and Form S-8 (Nos. 333-195744, 333-106043, 333-115137, 333-125918, 333-139074, 333-148198, 333-149411, 333-157610, 333-165058, 333-172318, 333-179589, 333-181450, and 333-188363) of FormFactor, Inc. of our report dated March 6, 2015, with respect to the consolidated balance sheets of FormFactor, Inc. as of December 27, 2014 and December 28, 2013, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 27, 2014, and the effectiveness of internal control over financial reporting as of December 27, 2014, which report appears in the December 27, 2014 annual report on Form 10-K of FormFactor, Inc. for the year ended December 27, 2014.

/s/ KPMG LLP
Santa Clara, California
March 6, 2015